UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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4650 Norris Canyon Road
San Ramon, California 94583

January 18, 2012

Dear Fellow Shareholders,

You recently received proxy materials in connection with the Special Meeting of Shareholders to be held on Tuesday, February 7, 2012, at 9:30 a.m. (PT) and according to our latest records, your PROXY VOTE for this meeting HAS NOT YET BEEN RECEIVED.

The Board recommends that you vote “FOR” the proposal to approve the Exercise by the Holder of a Warrant to Purchase 848,684 Shares of Common Stock Issued by the Company to Alara Capital AVI II, LLC.

Regardless of the number of shares you own, it is important that they be represented at the annual shareholders meeting. Your vote matters to us and we need your support.

Please vote your shares now so that your vote can be counted without delay. Voting is easy. You may utilize one of the options below to ensure that your vote is promptly recorded in time for the special shareholders meeting:

▪	VOTE BY TOUCHTONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy card. Follow the instructions on your proxy card to cast your ballot.

▪	VOTE THROUGH THE INTERNET: You may cast your vote by logging into the Internet address located on the enclosed proxy card and follow the instructions on the website.

▪	VOTE BY MAIL: You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

If you have any questions with regards to voting your shares, you may call our proxy solicitor, Eagle Rock Proxy Advisors, LLC.  Toll-Free at (855)-253-1573 between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday.
We appreciate your support.

IF YOU HAVE RECENTLY MAILED YOUR PROXY OR CAST YOUR VOTE BY PHONE OR OVER THE INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.